Exhibit 10.1
FOURTH AMENDMENT TO
CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of August 14, 2006 (this “Amendment”) relating to the Credit Agreement referenced below, is by and among COLEMAN CABLE, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company identified on the signature pages hereto as a Borrower (collectively referred to as the “Subsidiary Borrowers” or individually referred to as a “Subsidiary Borrower”) (hereinafter, the Company and the Subsidiary Borrowers collectively referred to as the “Borrowers” or individually referred to as a “Borrower”), each of the financial institutions identified as Lenders on the signature pages hereto (referred to individually as a “Lender” and, collectively, as the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent (in such capacity, the “Administrative Agent” or the “Agent”).
W I T N E S S E T H
     WHEREAS, a $75,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Credit Agreement dated as of September 28, 2004 (as amended, modified or otherwise supplemented from time to tune, the “Credit Agreement”) among the parties identified in the introductory paragraph above; and
     WHEREAS, the Administrative Agent and the other parties hereto have agreed to amend the Credit Agreement, on the terms and conditions provided herein.
     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
PART 1
DEFINITIONS
     SUBPART 1.1 Certain Definitions. The following terms used in this Amendment, including its preamble and recitals, have the following meanings:
     “Amended Credit Agreement” means the Credit Agreement, as amended hereby and as further amended, supplemented or otherwise modified from time to time.
     “Fourth Amendment Date” is defined in Subpart 3.1.
     SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

PART 2
AMENDMENTS TO CREDIT AGREEMENT
     SUBPART 2.1 Amendments to Section 1.1.
     (a) The definition of “Change of Control” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     “Change of Control” shall mean the occurrence of any of the following: (i) the Company shall fail to own one hundred percent (100%) of the outstanding Capital Stock of each of the other Borrowers and the Guarantors or (ii) during the twenty-four month period commencing on the Fourth Amendment Date, Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Company.
     (b) The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
     “Continuing Directors” shall mean, during any period of up to twenty four consecutive months commencing on the Fourth Amendment Date, individuals who at the Fourth Amendment Date were directors of the Company (together with any new director whose election by the Company’s board of directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the Fourth Amendment Date or whose election or nomination for election was previously so approved).
     “Equity Issuance” shall mean the issuance by the Company of up to 9,980,000 shares of the common Capital Stock of the Company on or before December 1, 2006 for proceeds in an amount sufficient to both pay for the Share Repurchase and to pay to the Administrative Agent (for repayment to the Lenders) an amount equal to the lesser of (a) $75,000,000 or (b) the outstanding principal amount of the Loans plus the amount of the Letter of Credit Obligations on the date of the Equity Issuance.
     “Fourth Amendment Date” shall mean August 14, 2006.
     “Share Repurchase” shall mean the purchase by the Company of approximately 5,980,000 shares of the common Capital Stock of the Company with a portion of the proceeds of the Equity Issuance. The Share Repurchase shall not be an Investment for purposes of this Credit Agreement.
     SUBPART 2.2 Amendment to Section 9.4. Section 9.4 of the Credit Agreement is hereby amended by adding the following at the end of clause (b) thereof:
provided that alterations or modifications to the Company’s certificate of incorporation in order to increase authorized share capital of the Company to effect the Equity Issuance shall not be limited or prohibited by this clause (b), and provided, further, that this clause (b) shall not limit or prohibit the alterations or modifications to the

Company’s certificate of incorporation described under “Description of Capital Stock” in the preliminary offering memorandum dated September 11, 2006 relating to the offering of common stock of the Company.
     SUBPART 2.3 Amendment to Section 9.6. Section 9.6 of the Credit Agreement is hereby amended by replacing “and (e)” in the first paragraph thereof with “(e)”, adding “, and” at the end of subpart (e) of the first paragraph thereof, and adding the following new subpart (f) at the end of the first paragraph thereof:
     (f) the Share Repurchase on or before December 1, 2006.
     SUBPART 2.4 Amendment to Section 9.8. Section 9.8 of the Credit Agreement is hereby amended by the addition of the following new sentence at the end thereof:
     Notwithstanding the foregoing, nothing in this Section 9.8 shall prevent or limit the Share Repurchase and, for avoidance of doubt, the Company shall not be required to obtain a fairness opinion in connection with the Share Repurchase.
     SUBPART 2.5 Deletion of Section 9.11. Section 9.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     Section 9.11 [Intentionally Omitted].
     SUBPART 2.6 Deletion of Section 9.13. Section 9.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     Section 9.13 [Intentionally Omitted].
     SUBPART 2.7 Deletion of Section 9.21. Section 9.21 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     Section 9.21 [Intentionally Omitted].
PART 3
CONDITIONS TO EFFECTIVENESS
     SUBPART 3.1 Fourth Amendment Date. This Amendment shall be and become effective as of the date hereof (the “Fourth Amendment Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Fourth Amendment”.
     SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the parties hereto.

     SUBPART 3.3 Revolver Repayment. The Company shall have paid to the Administrative Agent (for repayment to the Lenders) an amount equal to the lesser of (a) $75,000,000 or (b) the outstanding principal amount of the Loans plus the amount of the Letter of Credit Obligations on the date of the Equity Issuance, with a portion of the proceeds of the Equity Issuance.
     SUBPART 3.4 Consents, etc. The Administrative Agent shall have received evidence that all governmental, shareholder, board of director and material third party consents and approvals necessary in connection with the Equity Issuance, this Amendment and the other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of such transactions. The Administrative Agent shall have received and reviewed copies of all consents required by the Senior Note Indenture in connection with the Equity Issuance, this Amendment and the other transactions contemplated hereby, and shall have received such other evidence as the Administrative Agent may reasonably request, including, if requested, an opinion from legal counsel to the Company, demonstrating that the Equity Issuance and the transactions contemplated hereby do not result in a violation of the Senior Note Debt Documents.
     SUBPART 3.5 Other. The Administrative Agent shall have received such other documents, agreements or information which may be reasonably requested by the Administrative Agent relating to the existence of the Credit Parties, the corporate authority for and the validity of this Amendment and the transactions contemplated hereby, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent in its sole good faith discretion.
PART 4
MISCELLANEOUS
     SUBPART 4.1 Representations and Warranties. Each of the Borrowers hereby represents and warrants that (i) the representations and warranties contained in Article VI of the Amended Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof (except for those representations and warranties which by their terms relate solely to an earlier date) and after giving effect to the amendments contained herein, (ii) no Default or Event of Default exists under the Credit Agreement or the Amended Credit Agreement on and as of the date hereof and after giving effect to the amendments contained herein, (iii) it has the corporate power and authority to execute and deliver this Amendment and each of the documents executed and delivered in connection herewith and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment and each of the documents executed and delivered in connection herewith and (iv) it has duly executed and delivered this Amendment and each of the documents executed and delivered in connection herewith, and this Amendment and each of the documents executed and delivered in connection herewith constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

     SUBPART 4.2 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.
     SUBPART 4.3 Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.
     SUBPART 4.4 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement.
     SUBPART 4.5 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.
     SUBPART 4.6 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW.
     SUBPART 4.7 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SUBPART 4.8 Continuing Agreements. Except as specifically modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (and Exhibits and Schedules thereto) shall remain in full force and effect, without modification or limitation, and this Amendment shall not affect, modify or diminish the obligations of the Credit Parties which have accrued prior to the effectiveness of the provisions hereof. This Amendment shall not operate as a consent to any other action or inaction by any Credit Party, or as a waiver or amendment of any right, power, or remedy of any Lender or the Administrative Agent under the Credit Documents nor constitute a consent to any such action or inaction, or a waiver or amendment of any provision contained in any Credit Document except as specifically provided herein.
     SUBPART 4.9 Payment of Fees and Expenses. Each of the Borrowers agrees, jointly and severally, to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC.
     SUBPART 4.10 Approval by Lenders. Each Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, the Amendment, the Amended Credit Agreement, each other Credit Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable.
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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	COLEMAN CABLE, INC.,
a Delaware corporation

	By:	/s/ Richard N. Burger

Name: Richard N. Burger
Title: Executive Vice President & CFO

OSWEGO WIRE INCORPORATED.,
a Texas corporation

	By:	/s/ Richard N. Burger

Name: Richard N. Burger
Title: Executive Vice President & CFO

CCI ENTERPRISES, INC.,
a Delaware corporation

	By:	/s/ Richard N. Burger

Name: Richard N. Burger
Title: Executive Vice President & CFO

AGENT AND LENDERS	WACHOVIA BANK,
NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

	By:	/s/ Maura Atwater

Name: Maura Atwater
Title: Vice President

NATIONAL CITY BUSINESS CREDIT, INC.,
as Syndication Agent and as a Lender

By:	/s/ Glenn P. Bartley

Name: Glenn P. Bartley
Title: Director

ING CAPITAL LLC,
as Syndication Agent and as a Lender

By:	/s/ Bennett C. Whitehurst

Name: Bennett C. Whitehurst
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Documentation Agent and as a Lender

By:	/s/ Sherry Winick

Name:Sherry Winick
Title: Vice President

ASSOCIATED BANK,
NATIONAL ASSOCIATION,
as Documentation Agent and as a Lender

By:	/s/ Joseph J. Gehrke

Name:Joseph J. Gehrke
Title: Vice President

CONSENT OF GUARANTORS
     Each of the undersigned (collectively the “Guarantors” and each a “Guarantor”), does hereby acknowledge receipt of a copy of the foregoing Amendment, dated as of the same date hereof, and, in connection therewith, hereby consents to the execution, delivery and performance thereof and agrees that nothing contained therein nor in any document, instrument or other agreement required or contemplated thereby, shall alter, discharge, release, cancel or impair the duties and obligations of such Guarantor under the Guaranty Agreement and that the Guaranty Agreement shall continue to remain in full force and effect, enforceable against such Guarantor in accordance with its terms, without any right of offset, deduction, defense or counterclaim in favor of such Guarantor against the Administrative Agent or the Lenders.
     IN WITNESS WHEREOF, each of the Guarantors has executed this Consent as of August 14, 2006.

GUARANTORS:	BARON WIRE & CABLE CORP.,
an Illinois corporation

	By:	/s/ Richard N. Burger

Name: Richard N. Burger
Title: Executive Vice President & CFO

THE DEKALB WORKS COMPANY,
an Illinois corporation

	By:	/s/ Richard N. Burger

Name: Richard N. Burger
Title: Executive Vice President & CFO

CCI INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Richard N. Burger

Name: Richard N. Burger
Title: Executive Vice President & CFO

LAKESIDE DRIVE ASSOCIATES, INC.,
a Delaware corporation

	By:	/s/ Richard N. Burger

Name: Richard N. Burger
Title: Executive Vice President & CFO